UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2020

AUDIOEYE, INC.

(Exact name of registrant as specified in charter)

Delaware	1-38640	20-2939845
State of Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices / Zip Code)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.00001 per share	AEYE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On August 18, 2020, AudioEye, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission to disclose (i) David Moradi’s appointment as Interim Chief Executive Officer and Chief Strategy Officer of the Company and Dominic Varacalli’s appointment as President of the Company, and (ii) an amendment to the ByLaws of the Company. On August 24, 2020, the Company filed Amendment No. 1 to the Original Form 8-K (“Amendment No. 1”) to include a description of the compensation arrangements entered into between the Company and Mr. Moradi in connection with his appointment as Interim Chief Executive Officer and Chief Strategy Officer and to file as exhibits the Employment Agreement and Performance Share Award Agreement entered into between the Company and Mr. Moradi. On August 26, 2020, the Company filed Amendment No. 2 to the Original Form 8-K (“Amendment No. 2”) to include a brief description of the compensation arrangements between the Company and Mr. Varacalli in connection with his appointment as President, which arrangements were in the process of being negotiated at the time the Original Form 8-K was filed.

The Company is filing this Amendment No. 3 to the Original Form 8-K to replace an incorrect version of the Company’s Amended and Restated Bylaws as of August 13, 2020 filed as Exhibit 99.1 thereto. The correct Amended and Restated Bylaws as of August 13, 2020 are filed as Exhibit 3.1 hereto and supersede Exhibit 99.1 to the Original Form 8-K in its entirety. In all other respects, the Original Form 8-K, as amended by Amendment No. 1 and Amendment No. 2, remains unchanged.

Item 9.01.   Financial Statements and Exhibits

(d)           Exhibits:

Exhibit Number	Description

3.1	Amended and Restated ByLaws as of August 13, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned hereunto duly authorized.

September 24, 2020	AudioEye, Inc.
(Registrant)

	By	/s/ Sachin Barot
	Name:	Sachin Barot
	Tittle:	Chief Financial Officer